UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 3, 2020
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39300	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	*	*
* On July 24, 2020, Ascena Retail Group, Inc. (the “Company”) was notified by the Listing Qualifications Department staff of The Nasdaq Stock Market (“Nasdaq”) that it had determined to commence proceedings to delist the Company’s common stock from Nasdaq.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Explanatory Note

The Company made an attempt to file a Current Report on Form 8-K with the Securities and Exchange Commission through its Electronic Data Gathering and Analysis and Retrieval (EDGAR) system during the afternoon of August 7, 2020 (the “August 7 Form 8-K”). While the transmission of the filing was started prior to 5:30 p.m. EST, due to technical difficulties, the Company received notification after the 5:30 p.m. EST deadline that the submission of the August 7 Form 8-K was not successfully completed. Accordingly, the Company is filing this Current Report on Form 8-K, which may result in a duplicate filing with EDGAR.

Item 2.02 Results of Operations and Financial Condition.

The Company announced preliminary results for its fiscal fourth quarter ended August 1, 2020. The estimated 2020 fourth quarter information is subject to the completion of the Company’s standard procedures for the preparation and completion of its annual financial statements. Given that these reviews are ongoing, the Company may make further adjustments as a result of developments occurring between now and the time the financial results are finalized and publicly filed on Form 10-K. The estimated sales data has been provided to help investors understand and assess the near-term impacts of the coronavirus pandemic, but is subject to variability and may not be indicative of results or trends for any future reporting period. The Company currently estimates that revenue for its 2020 fiscal fourth quarter will be in the range of $765-$785 million, down from $1.228 billion in the fiscal fourth quarter of the prior year. The Company saw improving negative comparable sales performance as the quarter progressed. As a result of the sales decline, the Company expects to report a significant operating loss for the 2020 fiscal fourth quarter.

From a liquidity standpoint, the Company currently estimates that it will report cash and cash equivalents as of August 1, 2020 in the range of $580-$590 million. Additionally, the Company ended the fourth quarter with outstanding term loan debt of $1.272 billion and outstanding borrowings under its revolving credit agreement of $230 million. The Company's cash and debt may ultimately be impacted by the Company's July 23, 2020 bankruptcy filing, which is discussed in more detail in Note 21 to its current report on Form 10-Q for the fiscal quarter ended May 2, 2020 (the “Third Quarter 2020 Form 10-Q”).

The revenue data for the three months ended August 1, 2020 and the cash and debt balances as of August 1, 2020 are preliminary and have been prepared on the basis of currently available information. The Company’s independent registered public accounting firm has not audited or reviewed, and does not express an opinion or any other form of assurance with respect to, this data. This data does not constitute a comprehensive statement of the Company’s financial results for the three months and fiscal year ended August 1, 2020, and the Company’s final numbers for this data may differ materially from these estimates.

The Company cautions that trading in its securities, including its common stock, during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases. Refer to the Third Quarter 2020 Form 10-Q for a detailed discussion of the Chapter 11 Cases.
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The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2020, the Company appointed Kevin Trolaro as Vice President and Chief Accounting Officer, effective immediately.

From August 2015 until his appointment as Vice President and Chief Accounting Officer of the Company, Mr. Trolaro, age 50, served as the Company’s Vice President, Financial Reporting. Mr. Trolaro joined the Company in April 2013 as Assistant Vice President, Assistant Controller, and served as Interim Chief Financial Officer of the Company from August 2014 to February 2015 and as interim principal accounting officer from August 2017 to September 2017. Prior to joining the Company, Mr. Trolaro held several positions at Time Inc. from 2001 to 2012 where he was most recently Senior Director, Financial Reporting. Mr. Trolaro began his career at KPMG LLP as an auditor and has been a certified public accountant since 1994.

Mr. Trolaro does not have any family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Trolaro is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his assumption of the Chief Account Officer role, Mr. Trolaro will receive (i) annual base salary of $335,000, (ii) a target incentive plan opportunity for the 6-month period covering July through December 2020 equal to $81,250, which amount represents 25% of the sum of (A) 75% of his fiscal 2021 target annual incentive, and (B) 50% of his fiscal 2021 target long-term incentive.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: August 7, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)